©2015 FIS and/or its subsidiaries. All Rights Reserved. Empowering The Financial World August 12, 2015 Exhibit 99.2

2 STRATEGIC BUSINESS OVERVIEW Gary Norcross President and Chief Executive Officer FINANCIAL OVERVIEW AND SHAREHOLDER VALUE Woody Woodall Chief Financial Officer Agenda

Forward-looking Statements
The
statements
contained
in
this
presentation
that
are
not
purely
historical
are
forward-looking
statements
within
the
meaning
of
Section
27A
of
the
Securities
Act
of
1933,
as
amended,
or
“Securities
Act”
and
Section
21E
of
the
Securities
Exchange
Act
of
1934,
as
amended,
or
“Exchange
Act”
including
statements
regarding
our
expectations,
hopes,
intentions,
or
strategies
regarding
the
future.
These
statements
relate
to,
among
other
things,
business
and
market
conditions,
outlook
and
our
future
financial
and
operating
results
and
debt.
In
many
cases,
you
can
identify
forward-looking
statements
by
terminology
such
as
“may,”
“will,”
“should,”
“expect,”
“plan,”
“anticipate,”
“believe,”
“estimate,”
“predict,”
“potential,”
or
“continue,”
or
the
negative
of
these
terms,
and
other
comparable
terminology.
Actual
results
could
differ
materially
from
those
anticipated
in
these
statements
as
a
result
of
a
number
of
factors,
including,
but
not
limited
to:
•
the risk that the transaction described herein will not be completed or will not provide the expected benefits, or that we will not be able to achieve the synergies anticipated;
•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in either or both the United States and international lending, capital and financial markets, and changes in foreign exchange rates;
•
the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;
•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in or new laws or regulations affecting the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;
•
changes in the growth rates of the markets for our solutions;
•
failures to adapt our services and products to changes in technology or in the marketplace;
•
internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;
•
the
reaction
of
our
current
and
potential
customers
to
communications
from
us
or
our
regulators
regarding
information
security,
risk
management,
internal
audit
or
other
matters;
competitive
pressures
on
pricing
related
to
our
solutions
including
the
ability
to
attract
new,
or
retain
existing,
customers;
•
an operational or natural disaster at one of our major operations centers; and
•
other risks detailed in “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in our other filings with the Securities and Exchange Commission.
Other
unknown
or
unpredictable
factors
also
could
have
a
material
adverse
effect
on
our
business,
financial
condition,
results
of
operations
and
prospects.
Accordingly,
readers
should
not
place
undue
reliance
on
these
forward-looking
statements.
These
forward-looking
statements
are
inherently
subject
to
uncertainties,
risks
and
changes
in
circumstances
that
are
difficult
to
predict.
We
assume
no
obligation
to
update
or
alter
our
forward-looking
statements,
whether
as
a
result
of
new
information,
future
events
or
otherwise,
except
as
required
by
law.
3

Additional Information for SunGard Stockholders
In
connection
with
the
proposed
transaction,
FIS
currently
intends
to
file
a
Registration
Statement
on
Form
S-4
that
will
include
a
consent
solicitation
statement
of
SunGard.
FIS
also
plans
to
file
other
relevant
materials
with
the
SEC.
Stockholders
of
SunGard
are
urged
to
read
the
consent
solicitation
statement/prospectus
contained
in
the
Registration
Statement
and
other
relevant
materials
because
these
materials
will
contain
important
information
about
the
proposed
transaction.
These
materials
will
be
made
available
to
the
stockholders
of
SunGard
at
no
expense
to
them.
The
consent
solicitation
statement/prospectus,
Registration
Statement
and
other
relevant
materials,
including
any
documents
incorporated
by
reference
therein,
may
be
obtained
free
of
charge
at
the
SEC's
website
at
www.sec.gov
or
for
free
from
the
Investor
Relations
section
of
FIS
at
www.fisglobal.com
or
by
emailing
info.investorrelations@fisglobal.com.
Such
documents
are
not
currently
available.
You
may
also
read
and
copy
any
reports,
statements
and
other
information
filed
by
FIS
with
the
SEC
at
the
SEC
public
reference
room
at
100
F
Street
N.E.,
Room
1580,
Washington,
D.C.
20549.
Please
call
the
SEC
at
(800)
732-0330
or
visit
the
SEC's
website
for
further
information
on
its
public
reference
room.
This
document
shall
not
constitute
an
offer
to
sell
or
the
solicitation
of
an
offer
to
buy
any
securities,
nor
shall
there
be
any
sale
of
securities
in
any
jurisdiction
in
which
such
offer,
solicitation
or
sale
would
be
unlawful
prior
to
the
registration
or
qualification
under
the
securities
laws
of
any
such
jurisdiction.
No
offering
of
securities
shall
be
made
except
by
means
of
a
prospectus
meeting
the
requirements
of
Section
10
of
the
Securities
Act
of
1933,
as
amended.
4

GARY NORCROSS PRESIDENT AND CHIEF EXECUTIVE OFFICER

Strategic Summary
•
FIS to acquire SunGard
–
Natural extension of FIS strategy
–
Immediately accretive to adjusted EPS
•
SunGard adds a complementary range of
products and services
–
Capital Markets, Wealth and Asset Management,
and Risk Management to financial institutions
and businesses worldwide
•
Combining from a position of strength
–
Complementary solutions and services
–
Common business models; strong leadership
teams and client-focused cultures
–
Grows client base while deepening existing client
relationships
•
Well positioned in growing and
geographically diverse markets
•
Enhances growth prospects
•
Increases product offerings
•
Deepens client relationships
•
Strong financial profile
•
Accretive to adjusted EPS
6
EMPOWERING
THE FINANCIAL WORLD
Creates Significant Client and Shareholder Value

Strategic Rationale
1
2
3
4
SunGard operates in attractive, complementary product and service areas
•
Extends FIS into capital markets & asset and wealth management sectors
–
Positive macro dynamics and market remains fragmented
•
Enhances FIS strategy and builds on prior acquisitions (Clear2Pay, Capco)
•
Expands position in diversified geographical markets
SunGard’s strong, complementary growth story
•
Scale software vendor to institutional and wealth side of financial services industry
•
70+% recurring revenue with broad base of products
•
Approximately 14,000 clients in more than 100 countries served by 13,000 employees
Consistent with FIS’ strong track record of value creation through strategic M&A
•
Proven execution for integrating companies
•
Demonstrated success for generating growth
•
Successful
history
of
de-leveraging
balance
sheet
and
generating
strong
cash
flow
Valuation and synergies combine to drive significant value creation
•
$200M in annualized cost synergies by 2017
–
Deal is accretive to adjusted EPS without synergies
•
Detailed integration plan will ensure achievement
7

SunGard Overview
Note: “Other” revenue is primarily Public Sector & Education
8
Combined with FIS’ strong consulting and complementary intellectual property, the new organization drives accelerated growth
9%
52%
39%
Other
Capital Markets
Asset & Wealth
Management
•
90%
of the 50 largest global banks
•
85%
of the world’s top 20 private equity firms
•
80%
of the 50 largest asset managers
•
80%
of the 50 largest insurance companies
Revenue Composition
Scale software provider supporting the largest and most complex financial institutions and money managers in the world

(5%)
(3%)
(4%)
0%
0%
4%
6%
(6%)
(4%)
(2%)
0%
2%
4%
6%
8%
1H12
2H12
1H13
2H13
1H14
2H14
1H15
SunGard Transformation Producing Growth
Accelerating Revenue Growth
Y-o-Y revenue growth
Note:
2H13
&
3Q14
growth
rates
exclude
the
$11.5M
sale
of
a
customer
bankruptcy
claim
in
3Q13.
2014
and
forward
growth
rates
at
constant
currency.
Key Elements of SunGard’s Transformation
New Leadership Team
Accomplished Industry Veterans
Integrated Operating Model
Leveraged IP and Domain Expertise Across Markets
and Geographies
Organic Growth Focus
Targeted Shift to High Growth Markets
Focus on the Core Business
Divested and Exited Non-Strategic Assets
9

citi

JPMorgan Chase & Co.

HSBC

BNY MELLON

Fifth Third Bank

Fidelity Investments

MetLife

Standard Chartered

BNP PARIBAS

BB&T

ING DIRECT

Wintrust Financial

Bank of America

TIAA CREF

BARCLAYS

CIBC

BankPlus

Northern Trust

SOCIETE GENERALE

UMPQUA BANK

usbancorp

RAYMOND JAMES FINANCIAL, INC.

NEW YORK LIFE

EverBank

Deutsche Bank

AXA

Jefferies

UBS

City National Bank The way up.

FIS

FIS
Solutions
Growing Client Base and Deepening Relationships
10
SunGard
Solutions
Complementary Solutions
Combined Highly Recognized Client Base
•
Global trading
•
Post-trade processing
•
Risk & compliance
•
Asset management
•
Wealth management
•
Securities finance &
processing
•
Banking solutions
•
Retail Banking
•
Payments
•
Lending Solutions
•
Consulting and Systems
Integration

Complementary Presence in Key Global Regions
•
Increased scale in
North America
•
Modest expansion in
Europe and Asia Pacific
FIS
$5.0
SunGard
$1.8
0.7
0.6
0.3
0.3
0.4
<0.1
N. America:
Moderate Growth
Europe:
Moderate Growth
Asia Pacific:
High Growth
Latin America:
Moderate / High Growth
(1)
Based on FY2014 revenue as reported by SunGard, internal FIS numbers.
78%
22%
74%
26%
Domestic
International
FIS
64%
36%
SunGard
$6.4
$2.8
$9.2
Pro Forma
11
Global Reach:  Geographic Mix
(1)
Similar Geographic Revenue Base
0.1
Middle East & Africa:
Moderate / High Growth
<0.1
($ in billions)

78%
22%
High Recurring Revenues Driven by Industry Tailwinds
12
FIS 2014 Pro Forma Revenue = $9.2B
Non-Recurring
Revenue
MOBILE
LIFESTYLE
DIGITIZATION
TECHNOLOGY
OBSOLESCENCE
CONFLUENCE
OF
FORCES
CONSUMER
EXPECTATIONS
REGULATORY
CHANGE
NEW
ENTRANTS
/EMERGING MARKETS
FIS Pro Forma
Key Industry Trends
Recurring
Revenue

WOODY WOODALL CHIEF FINANCIAL OFFICER

SunGard
Transaction
Meets All
Criteria
Transaction is Consistent with Key Acquisition Principles
Strategic
Rationale
Targeted
Financial
Measure
14
•
Buy products to cross-sell / upsell
•
Expand market opportunities
•
Gain additional scale
•
Risk-adjusted returns greater than alternative uses
of cash
•
Solid financial performance and outlook
•
Accretive to revenue growth and adjusted EPS

•
Combined 2014 pro forma revenue of ~$9.2 billion and adjusted
EBITDA of ~$2.8 billion, including $200 million run-rate cost synergies
•
Run-rate synergies generate $2.3 billion
(1)
of shareholder value
•
At full run-rate synergies ~20% accretive to adjusted EPS
•
Immediately accretive without cost synergies
•
Entry into attractive adjacent, complementary product and
service areas
•
Natural extension of FIS strategy
•
Key business model similarities: mission-critical applications, deep relationships, high recurring revenues
Transaction Summary
Compelling
Combination
Value
Creation
15
(1)
Run-rate
synergies
of
$200M
at
11.5x
EBITDA
multiple.

Key Terms:
•
$9.1B enterprise value
•
Equity value funding 45% cash and 55% FIS stock
•
At closing FIS will have approximately 325 million shares
(1)
outstanding
•
Current FIS shareholders will own 87% of combined company
Expected Close:
•
Q4
2015 (subject to regulatory approval)
Cumulative Cost Synergies:
•
$100M –
run-rate by end of 2016
•
$200M –
run-rate by end of 2017
Total Debt:
•
$11.5B –
represents 3.7x pro forma leverage at closing
(2)
•
Expect to reduce leverage to approximately 2.5x by the end of 2017
•
Refinance SunGard’s existing debt at the FIS parent level
Free Cash Flow Priorities:
•
Debt reduction (temporarily suspend share repurchases)
•
Fund growth
•
Pay dividend
Capital
Expenditures:
•
4% -
6% of revenue
Governance
•
Board of Directors –
11 (all existing FIS)
Transaction Assumptions
16
(1)
Represents basic shares
(2)
For
leverage
calculation,
EBITDA
is
unburdened
by
stock
compensation
expense
(in
line
with
credit
facility
EBITDA
definition)
and
inclusive
of
$200M
run
rate
synergies

Company
Acquisition
Date
Targeted
Synergies ($M)
Achieved /
Exceeded
Metavante
Oct.
2009
$ 260
eFunds
Sep.
2007
65
Certegy
Feb.
2006
50
Intercept
Dec. 2004
25
NYCE
(MV Acq.)
Jul. 2004
24
Aurum
Mar. 2004
15
Significant Cost Synergies Accelerates EBITDA Growth
SunGard
Acquisition
Historical
Acquisitions
Company
Current Synergy
Target ($M)
Timing
Corporate / Admin
(Finance,
HR,
Legal,
etc.)
$     65
6-24 Months
IT & Facilities
55
6-24 Months
Sales & Marketing
30
6-24 Months
Org.
Restructure
50
6-24 Months
Total
$  200
17
Historically
exceeded
targets by
an average
of 30%
Historically
exceeded
targets by
an average
of 30%
Excellent Track Record of Achieving / Exceeding Cost Synergy Targets

Combination Creates Strong Financial Model
18
Revenue
Recurring Revenue
Operating Margin
Adjusted EPS CAGR
$9.2B
78% of total revenue
Accelerated expansion
Double-digit growth
Note:
Represents 2014 financials.

ACCELERATES growth with increased offerings
ENHANCES client base with deeper relationships
DRIVES
financial performance
ACCRETIVE to adjusted Earnings per Share
Creates Significant Shareholder Value
19